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                                                                    Exhibit 23.3


                         Consent of Independent Auditors


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-3 of Corrections Corporation of America of our report dated January 9, 1998, relating to the financial statements of CCA Prison Realty Trust included in CCA Prison Realty Trust's Form 10-K, as amended, for the year ended December 31, 1997 incorporated by reference in Correction Corporation of America's Current Report on Form 8-K and all references to the Firm included in or incorporated by reference in this registration statement.


                                                         /s/ Arthur Andersen LLP


Nashville, Tennessee
November 2, 1998